Exhibit 10.1

                           EMPLOYMENT AGREEMENT
                           --------------------

     This EMPLOYMENT AGREEMENT ("Agreement"), effective as of the first day of July, 1996, is entered into by and between Lorraine O. Legg
("Executive") and TIS Mortgage Investment Company, a Maryland corporation (the "Company").

     The Company desires to establish its right to the continued services of the Executive in the capacity described below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and the Executive is willing to accept such employment on such terms and conditions.

     In consideration of the mutual agreements hereinafter set forth, the Executive and the Company have agreed and do hereby agree as follows:

     1. EMPLOYMENT AS CHAIRMAN AND PRESIDENT OF THE COMPANY. The Company does hereby employ, engage and hire the Executive as Chairman and President of the Company, and the Executive does hereby accept and agree to such hiring, engagement, and employment. The Executive's duties as Chairman and President shall be such executive and managerial duties as the Board of Directors of the Company shall from time to time prescribe and as provided in the Bylaws of the Company, as amended from time to time; provided such executive and managerial duties are consistent with the powers and duties of the senior executive of the Company. The Executive shall devote such time, energy and skill to the performance of her duties for the Company and for the benefit of the Company as may be necessary or required for the effective conduct and operation of the Company's business. Furthermore, the Executive shall exercise due diligence and care in the performance of her duties to the Company under this Agreement.

     2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on July 1, 1996 (the "Effective Date"), and shall continue through the third anniversary of the Effective Date; provided, however, that on the first and each succeeding anniversary of the Effective Date the Term shall be automatically extended for one additional year, unless not later than three months prior to any such anniversary, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement. The Executive shall commence the rendering of personal services under this Agreement on the Effective Date.

     3.   COMPENSATION.

          (a) BASE SALARY. Commencing on the Effective Date, the Company shall pay the Executive, and the Executive agrees to accept from the Company, in payment for her services to the Company a base salary of $95,000 per annum ("Base Salary"), payable in equal biweekly installments or at such other time or times as the Executive and Company shall agree. The per annum amount of the Executive's Base Salary shall not be decreased at any time during the Term of the Agreement from the highest per annum amount theretofore paid.

          (b) INCENTIVE BONUS. The Executive shall be eligible to receive an annual incentive performance bonus (the "Incentive Bonus") based upon a percentage of her Base Salary (except that the initial Incentive Bonus shall be computed for the period commencing on the Effective Date and ending on December 31, 1996, with reference to the Base Salary paid during that period). Except as provided in Section 7, any Incentive Bonus awarded to the Executive shall be payable in the amount, in the manner, and at the time determined by the Company's Board of Directors in its sole and absolute discretion.

          (c) ANNUAL REVIEW. The Board of Directors shall, at least annually, review the Executive's entire compensation package to determine whether it continues to meet the Company's compensation objectives. Such annual review will include a determination of (i) whether to increase the Base Salary and (ii) the discretionary Incentive Bonus to be awarded in accordance with Section 3(b).

     4. FRINGE BENEFITS. The Executive shall be entitled to participate in any benefit programs adopted from time to time by the Company for the benefit of its executive employees, and the Executive shall be entitled to receive such other fringe benefits as may be granted to her from time to time by the Company's Board of Directors.

          (a) BENEFIT PLANS. The Executive shall be entitled to participate in any benefit plans relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, disability, medical coverage, education, or other retirement or employee benefits available to other executive employees of the Company, subject to any restrictions (including waiting periods) specified in such plans. No such plans are currently in effect but, from the Effective Date and during the term of this Agreement, the Company shall pay one-half (1/2) of the cost of the Executive's present medical and disability insurance coverage from Employers Health Insurance Company and UNUM Life Insurance Company of America, respectively, or such other plans as shall be reasonably approved by the Board and the Executive.

          (b) VACATION. The Executive shall be entitled to (i) two (2) weeks of paid vacation per calendar year for the first four (4) years of service to the Company commencing on the Effective Date, and (ii) three (3) weeks of paid vacation per calendar year after four (4) years of service to the Company, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. The Executive shall be entitled to such additional number of weeks of paid vacation per calendar year as may be approved by the Board of Directors of the Company after review of industry standards.

     5. BUSINESS EXPENSES. The Company shall reimburse the Executive for any and all necessary, customary and usual expenses, properly receipted in accordance with Company policies, incurred by the Executive on behalf of the Company.

     6.   TERMINATION OF EXECUTIVE'S EMPLOYMENT.

          (a) DEATH. If the Executive dies while employed by the Company, her employment shall immediately terminate. The Company's obligation to pay the Executive's Base Salary shall cease as of the date of Executive's death. Thereafter, Executive's beneficiaries or her estate shall receive benefits in accordance with the Company's retirement, insurance and other applicable programs and plans then in effect.

          (b) DISABILITY. (i) If, as a result of the Executive's incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of her duties with the Company for six (6) consecutive months, and, within thirty (30) days after written notice is provided to her by the Company, she shall not have returned to the full-time performance of her duties, the Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which the Executive is absent from the full-time performance of her duties with the Company due to Disability, the Company shall continue to pay the Executive her Base Salary at the rate in effect at the commencement of such period of Disability. Subsequent to such termination, the Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

               (ii) If, however, as a result of the Executive's partial incapacity due to physical or mental illness in which period Executive shall not have been absent from her duties for six consecutive months and shall have returned to work on a full-time basis but is not able to perform at the same level as when hired and/or is not able to perform the same functions originally hired for ("Partial Disability"), the Company shall make reasonable efforts to accommodate the Executive's Partial Disability by modifying her job description appropriately, together with a commensurate adjustment in compensation; provided, however, the Company shall be required to so continue the employment of the Executive in the event of a Partial Disability of the Executive only if the Company determines, in its sole discretion, that it can create a position for which the Executive would be suited and that would be economically advantageous to the Company.

          (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment under this Agreement for "Cause," at any time prior to expiration of the Term of the Agreement without any advance written notice, and the Company's obligation to pay the Executive's Base Salary, any Incentive Bonus and fringe benefits shall cease as of the termination date. As used herein, the term "Cause" shall mean (i) the Executive's material breach of this Agreement, including without limitation the failure to substantially perform the reasonable and lawful duties of her position for the Company, which breach shall continue for 30 days after notice thereof by the Company to the Executive, (ii) acts or omissions constituting negligence, recklessness or willful misconduct on the part of the Executive in respect of her fiduciary obligations or otherwise relating to the business of the Company, or (iii) the Executive's conviction for fraud, misappropriation or embezzlement.

          (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall have the right to terminate this Agreement for "Good Reason." As used herein, the term "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

               (i) A reduction in title of the Executive or the assignment of duties to the Executive not consistent with those of a senior executive of the Company, except in connection with the Company's termination of the Executive's employment for Cause pursuant to Section 6(c) or as otherwise expressly contemplated herein;

               (ii) The Company's material breach of any of the provisions of this Agreement, including, but not limited to, a reduction by the Company in the Executive's Base Salary in effect as of the Effective Date, or as the same may be increased as provided herein; or a change in the conditions of the Executive's employment (e.g., including, without limitation, a reduction in any benefit plans in effect as of the Effective Date or the benefits thereunder, etc.);

               (iii) The relocation of the Company's principal executive offices to a location more than 25 miles from its location as of the Effective Date or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to the extent necessary to meet the standard set forth in the last two sentences of Section 1; or

               (iv)  A Change in Control as defined in Section 8 below.

     The Executive agrees to provide the Company with thirty (30) days' prior written notice of any termination for Good Reason.

          (e)  TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON.
The Executive may at any time during the Term terminate her employment hereunder for any reason or no reason by giving the Company notice in writing not less than one hundred twenty (120) days in advance of the effective date of such termination. The Executive shall have no further obligations to the Company after the effective date of termination, as set forth in the notice. Notwithstanding the foregoing, in the event any "person" (as defined in Section 8 below) begins a tender or exchange offer, circulates a proxy to shareholders or takes other steps to effect a Change in Control, the Executive agrees that she will not voluntarily leave the employ of the Company, and will render services to the Company commensurate with her position, until such person has abandoned or terminated efforts to effect a Change in Control or until a Change in Control has occurred. In the event of a termination by the Executive under this paragraph, the Company will pay only the portion of Base Salary or previously awarded Incentive Bonus unpaid as of the termination date. Fringe benefits which have accrued and/or vested on the termination date will continue in effect according to their terms, but no additional accrual or vesting will take place.

     7. COMPENSATION UPON TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, OR BY THE EXECUTIVE FOR GOOD REASON. If the Executive's employment shall be terminated (i) by the Company other than for Cause, or (ii) by the Executive for Good Reason, the Executive shall be entitled to the following benefits:

          (a) PAYMENT OF UNPAID BASE SALARY. The Company shall immediately pay the Executive any portion of the Executive's Base Salary or previously awarded Incentive Bonus not paid prior to the termination date.

          (b) SEVERANCE PAYMENT. The Company shall pay the Executive an amount (the "Severance Amount") equal to 299% of the higher of (i) the Executive's combined Base Salary and actual Incentive Bonus compensation for the preceding fiscal year (annualized if a full fiscal year has not been completed during the Term) or (ii) the average for the three preceding years of the Executive's combined actual Base Salary and Incentive Bonus; provided, however, that the Severance Amount shall not be less than $283,100. The Severance Amount shall be payable 50% within five (5) days after the termination date and the remaining 50% shall be payable in twelve
(12) equal consecutive monthly installments beginning on the first day of the month following the termination date.

          (c) EXCISE TAX. Notwithstanding anything to the contrary in this Section 7, if any of the payments or other compensation to be made to the Executive pursuant this Section 7 are determined to be "excess parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code"), then the amount of such payments or other compensation shall be reduced to the largest amount which would not constitute "excess parachute payments" as so defined.

          (d) IMMEDIATE VESTING OF STOCK OPTIONS. The Company shall take all appropriate action to ensure that all stock options on the Company's stock owned by the Executive now or in the future and which have not been exercised prior to the termination date become immediately exercisable by the Executive to the fullest extent permissible by the 1995 Stock Option Plan (the "Plan"), as it may be amended from time to time, whether or not the right to exercise such stock options would otherwise then be vested in the Executive.

          (e) CONTINUATION OF FRINGE BENEFITS. From and after termination of the Executive's employment, the Company shall continue to provide the Executive with any and all Fringe Benefits as if the Executive's employment under the Agreement had not been terminated until the earlier to occur of
(i) such time as the Executive finds full-time employment or (ii) completion of the Term remaining at the time of termination. Notwithstanding the immediately preceding sentence, if, as the result of termination of the Executive's employment, the Executive and/or her otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more of the Company's benefit plans or the cost of providing such benefits exceeds 200% of the cost of providing such benefits to other members of senior management, the Company, at the Company's option, shall (i) continue to provide the Executive and her eligible dependents or beneficiaries with benefits at a level at least equivalent to the level of benefits for which the Executive and her dependents and beneficiaries were eligible under such plans immediately prior to the termination date or (ii) for any Fringe Benefit not so provided, the Company shall pay the Executive 200% of the cost of providing such Fringe Benefit to other members of senior management.

          (f) NO MITIGATION REQUIRED; NO OTHER ENTITLEMENT TO BENEFITS UNDER AGREEMENT. The Executive shall not be required in any way to mitigate the amount of any payment provided for in this Section 7, including, but not limited to, by seeking other employment, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by the Executive as the result of employment with another employer after the termination date of employment, or otherwise. Except as set forth in this Section 7, following a termination governed by this Section 7, the Executive shall not be entitled to any other compensation or benefits set forth in this Agreement, except as may be separately negotiated by the parties and approved by the Board of Directors of the Company in writing in conjunction with the termination of Executive's employment under this Section 7.

          8. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the a majority of the Continuing Directors (defined below)) representing more than 20% of the combined voting power of the Company's then outstanding securities; or

          (b) At any time the Continuing Directors cease for any reason to constitute a majority of the Board of Directors. "Continuing Directors" shall mean individuals who, on the date of this Agreement, constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this section), whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of this Agreement or whose election or nomination for election was previously so approved, or

          (c) The shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or group acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets or earning power.

     9. DISPUTE RELATING TO EXECUTIVE'S TERMINATION OF EMPLOYMENT FOR GOOD REASON. If the Executive resigns her employment with the Company alleging in good faith as the basis for such resignation any of the "Good Reasons" specified in Section 6(d), and if the Company then disputes the Executive's right to the payment of benefits under Section 7, the Company shall continue to pay the Executive the full compensation (including, but not limited to, her Base Salary) in effect at the date the Executive provides notice of such resignation, and the Company shall continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was then a participant, until the earlier of the expiration of the Term or the date the dispute is finally resolved, either by mutual written agreement of the parties or by decree of a court of competent jurisdiction which is not appealable or with respect to which the time for appeal has expired and no appeal has been perfected. For the purposes of this Section 9, the Company shall bear the burden of proving that the grounds for the Executive's resignation do not fall within the scope of Section 6(d), and there shall be a rebuttable presumption that the Executive alleged such grounds in good faith.

     10.  NONCOMPETITION PROVISIONS.

          (a) NONCOMPETITION. The Executive agrees that during the Term of this Agreement prior to any termination of her employment hereunder and for a period of one year following the occurrence of any event entitling the Executive to benefit payments provided under subparagraphs (a)-(e) of
Section 7, provided the Company makes all such payments when due according to the provisions of Section 7, she will not, directly or indirectly, without the prior written consent of the Company, manage, operate, join, control, participate in, or be connected as a stockholder (other than as a holder of ten percent (10%) or less of a class of shares publicly traded on a stock exchange or on NASDAQ), partner, or other equity holder with, or as an officer, director or employee of, any mortgage real estate investment trust or multi-family residential real estate investment trust whose business strategy is competitive with that of the Company, as determined by a majority of the Company's independent directors ("Competing REIT"); provided, however, that a REIT shall not be deemed a "Competing REIT" solely as a result of such REIT's purchase or sale of securities issued by the Government National Mortgage Association, Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation for the purpose of meeting income and asset tests required to maintain REIT status. Notwithstanding the fact that consent of the Board of Directors shall not be required for the Executive to become affiliated with entities other than Competing REITS, it is expressly agreed that the Executive shall give prompt written notice to the Board of Directors upon becoming a director, officer, employee or more than ten percent (10%) shareholder, directly or indirectly, of entities other than the Company, except for non-profit and charitable organizations. It is further expressly agreed that the Company will or would suffer irreparable injury if the Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company, in the areas of business set forth above, in violation of this Agreement. It is further expressly agreed that the Executive's interest in and employment by
(i) any entity disclosed to the Board in writing prior to the date of this Agreement, and (ii)TIS Financial Services, Inc. shall not be deemed to violate any provisions of this Section, regardless of the scope of the Executive's activities with such firm; provided, however, that the Executive shall not in such capacity provide services, directly or indirectly, to any Competing REIT without written approval of the Board of Directors.

          (b) RIGHT TO COMPANY MATERIALS. The Executive agrees that all styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Materials") used, prepared, or made available to the Executive. shall be and shall remain the property of the Company. Upon the termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.

          (c) SOLICITING EXECUTIVES. The Executive promises and agrees that she will not directly or indirectly solicit any of the Company employees to work for any Competing REIT.

          (d) DUTY OF LOYALTY. The Executive agrees, in accordance with Maryland law, to first offer to the Company corporate opportunities learned of solely as a result of her service as an officer and director of the Company.

     11. RESTRICTIONS ON OTHER MANAGEMENT. Until such time as the Executive's employment pursuant to this Agreement is terminated, the Company agrees that it shall not enter into a separate management agreement or employment, consulting or other management arrangement with any other person, group or entity to perform all or a substantial portion of the duties performed by the Executive unless the Executive gives her written consent to such an agreement or arrangement.

     12. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four
(24) hours after transmission of a fax to the respective persons named below:

          If to Company:      TIS Mortgage Investment Company
                              655 Montgomery Street
                              Suite 800
                              San Francisco, CA 94111-2628
                              Phone:    (415) 393-8000
                              Fax:      (415) 393-8006
                              Attention:  Board of Directors

          with a copy to
          (which shall not
          constitute notice): M. Greg Allio, Esq.
                              Farella, Braun & Martel
                              235 Montgomery Street, 30th Floor
                              San Francisco, CA  94104
                              Phone:    (415) 954-4400
                              Fax:      (415) 954-4480

          If to Executive:    Lorraine O. Legg
                              Chairman and President
                              TIS Mortgage Investment Company
                              655 Montgomery Street
                              Suite 800
                              San Francisco, CA 94111-2628
                              Phone:    (415) 393-8000
                              Fax:      (415) 393-8006

          Either party may change such party's address for notices by notice duty given pursuant hereto.

     13. ATTORNEYS' FEES. In the event judicial determination is necessary of any dispute arising as to the parties' rights and obligations hereunder, each party shall have the right, in addition to any other relief granted by the court, to attorneys' fees based on a determination by the court of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

     14. TERMINATION OF PRIOR AGREEMENT. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

     15. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

     16. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

     17. ENTIRE AGREEMENT; HEADINGS. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included here in for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     18. WAIVER, MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

     19. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     20. INDEMNIFICATION. The Company shall indemnify and hold Executive harmless to the maximum extent permitted by Section 2-418 of the Maryland General Corporations Law (the "MGCL") or its successor statute.

     21. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     22. SUCCESSOR SECTIONS. References herein to sections or rules of the Code or the MGCL shall be deemed to include any successor sections or rules.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.



                              TIS MORTGAGE INVESTMENT COMPANY


                              By: / s / John D. Boyce
                                 -------------------------------------
                                   John D. Boyce, Chairman
                                   Compensation Committee


Agreed and Accepted by:


 /s/ Lorraine O. Legg
- ---------------------------
Lorraine O. Legg